EXHIBIT 99.1

UNITED STATES COURT OF APPEALS
FOR THE NINTH CIRCUIT

FILED
February 25, 2025
MOLLY C. DWYER, CLERK
U.S. COURT OF APPEALS

ORACLE INTERNATIONAL	No. 23-16038
CORPORATION; ORACLE
AMERICA, INC.,	D.C. No.
2:14-cv-01699-
Plaintiffs-counter-	MMD-DJA
defendants-Appellees,

v.	ORDER

RIMINI STREET, INC.; SETH
RAVIN,

Defendants-counter-
claimants-Appellants.

Before: BYBEE and BUMATAY, Circuit Judges, and BENNETT,* District Judge
The panel has unanimously voted to deny the petition for panel rehearing. Judges Bybee and Bumatay have voted to deny the petition for rehearing en banc, and Judge Bennett has so recommended. Fed. R. App. P. 40. The full court has been advised of the petition for rehearing en banc, and no judge of the court has requested a vote on it. Fed. R. App. 40. The petition for panel rehearing and rehearing en banc (Dkt. No. 58) is therefore DENIED.
* The Honorable Richard D. Bennett, United States District Judge for the District of Maryland, sitting by designation.